Exhibit 3.9

STATE OF NEW HAMPSHIRE

ARTICLES OF AGREEMENT

OF

DARTMOUTH PRINTING COMPANY

We, the undersigned, being all of lawful age, do hereby associate ourselves together for the purpose of forming a corporation under the provisions relating to business corporations, being Chapter 225 of the Public Laws of the State of New Hampshire, and the acts in amendment thereof and in addition thereto.

Article 1.  The name of this corporation shall be DARTMOUTH PRINTING COMPANY.

Article 2.  The objects for which this corporation is established are:

To transact a printing and publishing business in any or all of their branches, including the manufacture and distribution of engraved prints, pictures, drawings and any written, engraved, painted or printed products; to make contracts in connection therewith; to acquire by lease or purchase real estate which may be necessary or desirable for the successful conduct of the business, and in general to do all forms of business legal under the business corporation law of the State of New Hampshire or amendments thereto.

Article 3.  The principal place of business of this corporation is to be located at Hanover, County of Grafton, and State of New Hampshire.

Exhibit A

State of New Hampshire

OFFICE OF SECRETARY OF STATE

I, ROBERT P. AMBROSE, Deputy Secretary of State of the State of New Hampshire, do hereby certify that the following and hereto attached is a true copy of the Record of Organization of DARTMOUTH PRINTING COMPANY and all Amendments and Mergers thereto as filed in this office and held in the custody of the Secretary of State.

In Testimony Whereof, I hereto set my hand and

Cause to be affixed the Seal of the State, at

Concord, this  2nd  day of  December

A.D. 1997

/s/ Robert P. Ambrose
Deputy Secretary of State

Article 4.  The amount of authorized capital stock shall be as follows:

Five Thousand Dollars ($5,000.00)
divided into fifty (50) shares
of the par value of One Hundred Dollars
($100.) each, to be known as Preferred Stock.

Twenty Thousand Dollars ($20,000.00)
divided into two hundred (200) shares
of the par value of One Hundred Dollars
($100.) each, to be known as Common Stock.

The different classes of stock, the terms upon which they are created, the preferences, restrictions and qualifications imposed upon the same, and upon the transfer thereof, and the other special provisions affecting the same are as follows:

Preferences as to Dividends.

The holders of Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of the surplus or net profits of the Corporation, cumulative dividends at the rate of 6% per annum payable semi-annually, before any dividend shall be paid or set apart for payment upon the Common Shares.

Preferences as to Voting Rights.

The holders of the Common Shares shall have the voting rights of the Corporation and shall have one vote for each share of stock standing in their names on the books of the Corporation, until such time as four consecutive semi-annual dividends shall have been passed on the Preferred Shares, at which time the voting rights shall vest in the holders of the Preferred Shares.  Thereafter and until all arrearages of dividends shall have been paid, the voting power theretofore vested exclusively in the common stock shall vest and remain in the holders of the Preferred Stock.

Redemption.

The Corporation may call and on any dividend payment date may redeem any part or all of the Preferred Shares by paying $105. per share and a sum equal to all unpaid dividends accrued thereon, after having mailed written or printed notice of its intention so to do to the holders of record of the Preferred Shares so to be redeemed, postage prepaid, at their last addresses appearing upon the transfer books of the Corporation, at least thirty (30) days prior to the date fixed for such redemption.  Such notice need state only the time and place of such redemption and the number of such shares so to be redeemed.  In case of redemption of a part only of such shares, the Corporation shall designate by lot, or in such manner, as the Board of Directors shall determine, the shares so to be redeemed.

Such notice being so given, the Corporation shall at the time and place appointed and upon presentation and surrender of the certificates therefor, duly endorsed, make payment as aforesaid for the shares so called, and in case any shares so called shall not be so surrendered the

Corporation shall until such surrender set apart in a special fund for the holders of such shares an amount equal to the required payment aforesaid, and thereafter the holders of such shares shall not be entitled to a further dividend thereon and shall cease to enjoy or exercise any of their rights or privileges as holders thereof unless payment therefor by the Corporation shall be refused upon presentation thereof in accordance with the terms of the call therefor.  Preferred shares redeemed as aforesaid shall thereupon be cancelled.

Preferences in Liquidation or Dissolution.

In the event of liquidation or dissolution, where voluntary or involuntary, holders of Preferred Shares shall first be entitled to receive upon surrender of such shares $105. per share plus all accrued dividends, whether declared or not, before any amount shall be paid to, or any assets be distributed to or among, the holders of the Common Shares.  The remaining assets of the Corporation shall then be distributed ratably to or among the holders of the Common Shares.

Article 5.  The officers and directors of this Corporation, their several terms of office, mode of election, respective duties, and all other things appertaining thereto shall be as defined and established in By-Laws to be adopted by this Corporation.

Article 6.  We hereby waive all requirements of the Public Laws of New Hampshire for notice of the first meeting of the Incorporators of the Corporation above named, and appoint April 5, 1938, at three o’clock in the afternoon, at the office of Dartmouth Printing Company, Hanover, New Hampshire, as the time and place for holding said meeting.

The names and post office addresses of the Incorporators are as follows:

Name	Post Office Address

Arthur B. Rotch	Milford, New Hampshire

John R. McLane	40 Stark St., Manchester, N.H.

Kenneth W. Foley	Littleton, New Hampshire

IN WITNESS WHEREOF we have hereunto set our hands this 5th day of April, 1938.

/s/ Arthur B. Rotch

/s/ Kenneth W. Foley

/s/ John R. McLane

DARTMOUTH PRINTING COMPANY

First Meeting of the Incorporators.

The first meeting of the Incorporators above named was held at the office of Dartmouth Printing Company, Hanover, New Hampshire, on the 5th day of April, 1938, at three o’clock, notice of the time and place for holding said meeting having been waived by all of the incorporators in writing, as set out in the Articles of Agreement.

There were present

Arthur B. Rotch

John R. McLane

Kenneth W. Foley

being all of said incorporators.

Mr. Rotch called the meeting to order, stated the object thereof and presided.

Upon motion duly made and seconded, it was unanimously

VOTED:	To proceed by written ballot to the election of the Chairman of the meeting.

A written ballot was had and all the votes cast, namely three (3), were for the said Arthur B. Rotch of Milford, who was thereupon declared to be duly elected Chairman of the meeting, and being already in the chair, continued to preside over the further proceedings of the meeting.

Upon motion, duly made and seconded, it was unanimously

VOTED:	To proceed by written ballot to the election of the Clerk pro tempore.

A written ballot was had and all the votes cast, namely three (3), were for John R. McLane, of Manchester, who was thereupon declared to be duly elected Clerk pro tempore of the first meeting of the Incorporators of DARTMOUTH PRINTING COMPANY and being present, thereupon accepted this election and entered upon the discharge of the duties of his office, after being first duly sworn as appears by the following original certificate:

STATE OF NEW HAMPSHIRE

COUNTY OF GRAFTON, ss.  Hanover, April 5, 1938.

Then personally appeared John R. McLane, and made oath that he would faithfully and impartially perform the duties incumbent upon him as Clerk pro tempore of the first meeting of the Incorporators of Dartmouth Printing Company.

Before me,

/s/ Harriet E. Mansfield
Notary Public

The original of the aforesaid Articles of Agreement, including the Waiver of Notice of the time and place for holding this meeting, was read and ordered to be filed with the records hereof.

Upon motion, duly made and seconded, it was unanimously

VOTED:	To organize a Corporation according to the provisions of the aforesaid Articles of Agreement and the laws of the State of New Hampshire therein referred to.

Upon motion, duly made and seconded, it was unanimously

VOTED:

That the name of such Corporation,
the location of its principal place
of business, the objects for which
such Corporation shall be established
and the nature of the business to be
transacted by it and the authorized
Capital Stock thereof shall be as
set forth in the aforesaid Articles
of Agreement, as from time to time
amended.

The By-Laws proposed for such Corporation were then presented and read to the meeting, whereupon

Upon motion, duly made and seconded, it was unanimously

VOTED:	That the foregoing By-Laws be and the same are hereby adopted as and for the By-Laws of such Corporation, Article by Article as read:

An original subscription for certain of the shares of Capital Stock of such Corporation was then presented as follows:

We, the undersigned, do hereby subscribe to the capital stock of Dartmouth Printing Company in the number of shares and for the purchase price set opposite our names:

PREFERRED STOCK

Name	Number of Shares	Amount

None

COMMON STOCK

Name	Number of Shares	Amount
Arthur B. Rotch	50	5000
Kenneth W. Foley	50	5000

Whereupon, upon motion, duly made and seconded, it was unanimously

VOTED:

That the subscription made to certain
of the shares of the Capital Stock
of such Corporation, as hereinbefore
set forth, be and the same is hereby
accepted, payable forthwith, and that
the President and Treasurer of such
Corporation be and they are hereby
authorized, empowered and directed to
issue and deliver certificates therefor
upon receipt of payment in cash.

VOTED:	To fix the number of Directors of such Corporation at three (3) and proceed by written ballot to the election thereof.

A written ballot was had and all the votes coast, namely three (3), were each for

Arthur B. Rotch Kenneth W. Foley John R. McLane

VOTED:	To proceed by written ballot to the election of a President of the Corporation.

A written ballot was had and all the votes cast, namely three (3) were for the said Kenneth W. Foley, who was thereupon declared to be duly elected President of such Corporation to serve until the next Annaul Meeting and until his successors shall be duly elected and qualified.

Upon motion, duly made and seconded, it was unanimously

VOTED:	To proceed by written ballot to the election of a Treasurer of the Corporation.

A written ballot was had and all the votes cast, namely three (3), were each for the said Arthur B. Rotch, who was thereupon declared to be duly elected Treasurer of such Corporation to serve until the next Annual Meeting and until his successor shall be duly elected and qualified.

Upon motion duly made and seconded, it was unanimously

VOTED:	To proceed by written ballot to the election of a Clerk of the Corporation.

A written ballot was had and all the votes cast, namely three (3), were each for said John R. McLane, who was thereupon declared to be duly elected Clerk of such Corporation to serve until the next annual meeting and until his successor shall be duly elected and qualified.  Mr. McLane being present, thereupon accepted his election and entered upon the discharge of the duties of his office after being first duly sworn as appears by the following original certificate:

STATE OF NEW HAMPSHIRE

COUNTY OF GRAFTON, SS. Hanover, April 5, 1938.

Then personally appeared John R. McLane, and made oath that he would faithfully and impartially perform the duties incumbent upon him as Clerk of Dartmouth Printing Company during the ensuing year and so long as he shall act in that capacity.

Before me,

/s/ Harriet E. Mansfield
Notary Public

Upon motion, duly made and seconded, it was unanimously

VOTED:	To proceed by written ballot to the election of a Secretary of the Board of Directors of such Corporation.

A written ballot was had and all the votes cast, namely three (3), were for the said John R. McLane, who was thereupon declared to be duly elected Secretary of the Board of Directors of such Corporation to serve until the next Annual Meeting and until his successor shall be duly elected and qualified.  Mr. McLane, being present, thereupon accepted his election and entered upon the discharge of his duties of the office after being first duly sworn as appeared by the following original certificate:

STATE OF NEW HAMPSHIRE

COUNTY OF GRAFTON, SS.   Hanover, April 5, 1938.

Then personally appeared John R. McLane and made oath that he would faithfully and impartially perform the duties incumbent upon him as Secretary of the Board of Directors of Dartmouth Printing Company during the ensuing year and so long as he shall act in that capacity.  Before me,

/s/ Harriet E. Mansfield
Notary Public

Upon motion, duly made and seconded, it was unanimously

VOTED:

That the Treasurer and a majority of the Board of Directors of such Corporation faithfully make, sign and make oath to the Record of Organization in the form required by the laws of the State of New Hampshire, which shall be submitted to the Attorney General, or Assistant Attorney General, of said State for his examination and approval; and upon the endorsement thereon of the approval of said Attorney General, or Assistant Attorney General, as the case may be, the said Directors are hereby authorized, empowered and directed to pay the organization fee required by law and to file said record of organization in the office of the Secretary of State of the State of New Hampshire.

There being no further business to come before the meeting, it was

Upon motion, duly made and seconded, unanimously

VOTED:	To adjourn.

ADJOURNED SINE DIE.

As true record.

Attest:	/s/ John R. McLane
Clerk pro tempore

/s/ John R. McLane
Clerk

Hanover, New Hampshire

I, John R. McLane, Clerk pro tempore of the organization meeting of Dartmouth Printing Company do hereby certify and attest that the foregoing is a full and true record of the proceedings had at such meeting.

/s/ John R. McLane
Clerk Pro Tempore

DARTMOUTH PRINTING COMPANY

OFFICERS and DIRECTORS

Office	Name	Post Office Address
President	Kenneth W. Foley	Littleton, New Hampshire
Treasurer	Arthur B. Rotch	Milford, New Hampshire
Clerk	John R. McLane	40 Stark Street, Manchester, N.H.
Secretary	John R. McLane	40 Stark St. Manchester, N.H.
Board of Directors	Arthur B. Rotch	Milford, New Hampshire
	Kenneth W. Foley	Littleton, New Hampshire
	John R. McLane	40 Stark St., Manchester, N.H.

We, the undersigned, being the Treasurer and a majority of the Board of Directors elected at the organization meeting of Dartmouth Printing Company as hereinbefore set forth, do hereby severally make oath that the foregoing is a true copy of the record of organization of said Corporation and contains the original of the Articles of Agreement, the names and original record of the organization meeting, duly attested by the temporary clerk; and that the consideration for which the stock of par value is to be issued as above set forth is cash at par.

/s/	Arthur B. Rotch
Treasurer

/s/	Kenneth W. Foley

/s/	Arthur B. Rotch
Majority of the Board of Directors.

STATE OF NEW HAMPSHIRE

GRAFTON, SS.	HANOVER, N.H.	April 5, 1938.

Then personally appeared the above-named

Arthur B. Rotch and Kenneth W. Foley

and made oath that the foregoing affidavit by them subscribed is true.  Before me,

/s/ John R. McLane
Notary Public.

The record of organization of DARTMOUTH PRINTING COMPANY having been submitted to me, I have examined the same and find  that it conforms to the provisions of the Business Corporation Law, and it is hereby approved.

Dated    April 14, 1938

/s/ Thomas R. Cheney
Attorney General

STATE OF NEW HAMPSHIRE

OFFICE OF THE SECRETARY OF STATE

Filed for record this  14th day of

April, 1938

At 2:20 o’clock p.m.

/s/ Enoch D. Fuller
SECRETARY OF STATE